SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 22, 2016

REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP - V (Exact name of registrant as specified in its charter)

Delaware	0-16561	16-1275925
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2350 North Forest Road, Getzville, New York	14068
(Address of principal executive offices)	(Zip Code)

       (716) 636-9090
(Registrant's telephone number, including area code)

____________________________________
(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 22, 2016, Realmark-Commercial LLC ("Realmark Commercial"), which is a direct wholly-owned subsidiary of Realmark Property Investors Limited Partnership – V (the "Partnership"), closed on the sale of the property described as 2327 Englert Drive, situated in Durham, North Carolina (the "Property"), to Englert Holdings, LLC (the "Buyer") as assignee of Eli Global, LLC (the "Eli Global"), pursuant to a Purchase and Sale Agreement Real Estate, dated as of July 28, 2016, by and between Realmark Commercial and Eli Global. The Buyer is not affiliated with Realmark Commercial, the Partnership or any of their affiliates, or any director or officer of Realmark Commercial or the Partnership, or any associate of any director or officer of Realmark Commercial or the Partnership.

At closing, the Buyer paid to Realmark Commercial cash in the amount of $3,913,741.25. After payment of closing costs in the amount of $323,616.40, the net proceeds available to Realmark Commercial amounted to approximately $3,590,124.85. After Realmark Commercial's payment of its outstanding debts and liabilities, there were no funds remaining for distribution to the Partnership.

Item 8.01.	Other Events.

Since completion of the sale of the Property, which represented the Partnership's only remaining real property asset, the Partnership has continued with the process of winding up its affairs as part of the dissolution of the Partnership (the "Dissolution"). Given current aggregate outstanding liabilities of the Partnership of approximately $830,000 and additional expenses expected to be incurred by the Partnership prior to cancellation of approximately $60,000, the Partnership does not expect to make any liquidating distribution to the holders of the limited partnership units in the Partnership in connection with the Dissolution. As part of completion of the Dissolution, Partnership expects shortly to (i) file a certificate of cancellation for the Partnership with the Secretary of State of the State of Delaware to cancel the Partnership and (ii) file a Form 15 with the Securities and Exchange Commission (the "SEC") to terminate the registration of the limited partnership units in the Partnership under the Securities Exchange Act of 1934, as amended.

Forward Looking Statements:
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Partnership's current expectations as to future results or events, including the expectation that the Partnership does not expect to make any liquidating distribution to the holders of the limited partnership units in the Partnership. Words such as "expects", "believes", "forecasts", "intends", "possible", "anticipates" or "plans" and similar expressions are intended to identify forward-looking statements. Such statements are based on the Partnership's current expectations, forecasts and assumptions, but such statements involve risks and uncertainties that could cause actual outcomes and results to differ materially. For a list and description of such risks and uncertainties, see the reports filed by the Partnership with the SEC, including the Partnership's most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date of the filing of this Current Report on Form 8-K. Except as required by applicable law, the Partnership disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
2.1	Purchase and Sale Agreement Real Estate, dated as of July 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2016	REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP – V

By: Realmark Properties, Inc., its Corporate General Partner

By: /s/ Matthew P. Iak
Name: Matthew P. Iak
Title: President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Purchase and Sale Agreement Real Estate, dated as of July 28, 2016